EX-10.8














                           CERTIFICATE OF DESIGNATIONS
                                       OF
                              SERIES B CONVERTIBLE
                                 PREFERRED STOCK
                                       OF
                                  PEAPOD, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)


     PEAPOD, INC., a Delaware corporation (the "Company"), hereby certifies that the following resolution was duly approved and adopted by the Board of Directors of the Company at a meeting duly held on April 13, 2000, which resolution remains in full force and effect on the date hereof:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by the provisions of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") and its Restated By-Laws (the "Bylaws"), and in accordance with Section 151 of the General Corporation Law of the State of Delaware, there is hereby created, out of the 5,000,000 shares of Preferred Stock, par value $0.01 per share, of the Company authorized and unissued in Article Fourth of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 730,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

     Section 1. Designation of Amount. The 730,000 shares of Preferred Stock shall be designated the "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), par value $0.01 per share and the authorized number of shares constituting such series shall be 730,000.

     Section 2. Certain Definitions,

     Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings specified (with terms defined in the singular having comparable meanings when used in the plural).

     "Additional  Dividend  Payment  Date"  shall have the  meaning set forth in
Section 3(g).

     "Additional Dividends" shall have the meaning set forth in Section 3(g).

     "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and, in the case of a person who is an individual, shall include (i) members of such specified person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified person or members of such person's immediate family as determined in accordance with the foregoing clause (i). For the purposes of this definition, "control," when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Certificate of Designations, the Purchaser and its Affiliates shall not be deemed Affiliates of the Company.

     "Appraisal Procedure" if applicable, shall mean the following procedure to determine the fair market value, as to any security, for purposes of the definition of "Fair Market Value" or the fair market value, as to any other property (in either case, the "valuation amount"). The valuation amount shall be determined in good faith by the Board of Directors; provided, however, that if the Requisite Holders disagree with such valuation amount within a reasonable period of time (not to exceed twenty (20) days after notice thereof), the valuation amount shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Board of Directors and the Requisite Holders. If the Board of Directors and the Requisite Holders are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of its appointment) from a list, jointly prepared by the Board of Directors and the Requisite Holders, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Board of Directors and no more than three may be named by the Requisite Holders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board of Directors and the Requisite Holders shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the Company and the Requisite Holders and the valuation amount calculated by the investment banking firm. The determination of the final valuation amount by such investment-banking firm shall be final and binding upon the parties. The Company shall pay the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and affiliates.

     "Business Day" shall mean a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

     "Change of Control" shall mean the occurrence of any of the following events:

          (i) the adoption or approval by the Board of Directors of the Company of a plan or proposal relating to the sale or other disposition of all or substantially all of the assets of the Company;

          (ii) the adoption or approval by the Board of Directors of the Company of a plan or proposal relating to the liquidation, dissolution or winding up of the Company;

          (iii) the acquisition by any individual, entity or group (other than a group including the Purchaser), including any "person," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of the then outstanding shares of Common Stock;

          (iv) the first day on which the individuals (other than the Preferred Stock Directors) who are members of the Board of Directors as of April 14, 2000 (collectively, the "Incumbent Board") cease for any reason to constitute a majority of the Board of Directors; provided that any individual who becomes a director of the Company subsequent to April 14, 2000, whose appointment or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided, further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall not be deemed to be a member of the Incumbent Board;

          (v) the 30th consecutive day on which the Common Stock is no longer listed for trading on a United States national securities exchange or authorized for quotation in the NASDAQ Stock Market; or

          (vi) the Company shall have failed to comply in any material respect with any of its agreements contained in any of the Documents, provided, that, if such failure to comply is capable of being cured, 30 days shall have elapsed since such failure to comply and such failure shall not have been cured.

     "Change of Control Election" shall have the meaning set forth in Section 6(a).

     "Change of Control  Redemption  Price"  shall have the meaning set forth in
Section 6(a).

     "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

     "Conversion Date" shall have the meaning set forth in Section 8(e).

     "Conversion Price" shall have the meaning set forth in Section 8(b).

     "Credit and Security Agreements" shall have the meaning set forth in the Purchase Agreement.

     "Daily Market Price" shall mean, with respect to one share of Common Stock and for any Business Day: (i) if the Common Stock is then listed on a national securities exchange or is authorized for quotation on NASDAQ and is designated as a National Market System security, the last sale price of one share of Common Stock, regular way, on such day on the principal stock exchange or market system on which such Common Stock is then listed or authorized for quotation, or, if no such sale takes place on such day, the average of the closing bid and asked prices for one share of Common Stock on such day as reported on such stock exchange or market system or (ii) if the Common Stock is not then listed or authorized for quotation on any national securities exchange or designated as a National Market System security on NASDAQ but is traded over-the-counter, the average of the closing bid and asked prices for one share of Common Stock as reported on NASDAQ or the Electronic Bulletin Board or in the National Daily Quotation Sheets, as applicable.

     "Dividend Rate" shall have the meaning set forth in Section 3(a).

     "Documents"  shall  mean  the  Purchase   Agreement,   the  Warrants,   the
Registration Rights Agreement, the Services Agreement, the Certificate of Incorporation, the Bylaws, the Credit and Security Agreements, the Joint Development and Licensing Agreement, the Voting Agreements and this Certificate of Designations.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exercise Period" shall have the meaning set forth in Section 6(a).

     "Event of Non-Compliance" shall mean (i) any failure of the Company or the Board of Directors to comply with Section 7 of this Certificate of Designations,
Article VIII of the Bylaws of the Company, (ii) any failure of the Company or the Board of Directors to comply with Section 3 of this Certificate of Designations or any failure of the Board of Directors of the Company to declare a quarterly dividend payment provided for in Section 3(a) or to pay such dividend on the dividend payment date provided therefor in Section 3(b), (iii) any failure of the Company or the Board of Directors to comply with Section 5, 6, 8 or 9 of this Certificate of Designations; provided, that a failure to give a notice within a specified time period shall be deemed an Event of Non-Compliance only until such notice is given (unless the delay in giving such notice adversely affects the ability of the person to whom such notice was given to exercise the rights with respect to which such notice was given) (iv) any other failure of the Company to comply in any material respect with any of its agreements in any of the Documents; provided, however, that if any such failure to comply is capable of being cured, 30 days shall have elapsed since such failure has not been cured or (v) any obligation of the Company, whether as principal, guarantor, surety or other obligor, for the payment of indebtedness for borrowed money in excess of $10,000,000 (x) shall become or shall be declared due and payable prior to the expressed maturity thereof, or (y) shall not be paid when due or within any grace period for the payment thereof, and such default shall remain uncured for 30 days.

     "Excluded Securities" shall have the meaning set forth in Section 8(d).

     "Fair Market Value" shall mean, as of any specified date and as to any security, the Ten Day Average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day included in the Ten Day Average, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day included in the Ten Day Average, such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ Stock Market as of 4:00 P.M., New York City time, on such day, or, if on any day included in the Ten Day Average such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization (and in each such case excluding any trades that are not bona fide, arm's length transactions). If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ Stock Market or the domestic over-the-counter market, the "Fair Market Value" of such security shall be the fair market value thereof as determined in accordance with the Appraisal Procedure, using any appropriate valuation method, assuming an arms-length sale to an independent party. In determining the fair market value of Common Stock, a sale of all of the issued and outstanding Common Stock will be assumed, without giving regard to the lack of liquidity of such stock due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests and assuming the conversion or exchange of all securities then outstanding that are convertible into or exchangeable for Common Stock and the exercise of all rights and warrants then outstanding and exercisable to purchase shares of such stock or securities convertible into or exchangeable for shares of such stock; provided, however that such assumption will not include those securities, rights and warrants convertible into Common Stock where the conversion, exchange or exercise price per share is greater than the fair market value; provided, further, however, that fair market value shall be determined with regard to the relative priority of each class or series of Common Stock (if more than one class or series exists.) "Fair Market Value" means with respect to property other than securities, the "fair market value" determined in accordance with the Appraisal Procedure.

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time, consistently applied.

     "HSR Approval" shall mean the expiration of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations and any similar state acts applicable to the issuance of Series B Preferred Stock as contemplated by the Documents.

     "Joint Development and Licensing Agreement" shall have the meaning set forth in the Purchase Agreement.

     "Liquidation Preference" shall have the meaning set forth in Section 4.

     "New Securities" shall mean any shares of capital stock of the Company, whether or not now authorized, and securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for shares of capital stock, other than (i) Excluded Securities; (ii) the Series B Preferred Stock (or the Common Stock issuable upon conversion thereof); (iii) the Warrants (and Common Stock issuable upon exercise thereof); (iv) securities issued pursuant to the Company's bona fide acquisition of another corporation by merger, purchase of substantially all assets or other reorganization, which acquisition has been approved by the Board of Directors; and (v) securities issued in connection with any stock split, stock dividend or recapitalization of the Company for which an adjustment is made to the terms of conversion of the Series B Preferred Stock hereunder.

     "Original Issuance Date" shall mean, with respect to any shares of Series B Preferred Stock, the date of issuance of such shares.

     "Outside Date" shall mean the date that is one hundred and twenty (120) days after the date hereof or, if the Purchaser exercises any Warrants and as a direct result of such exercise, the Stockholders Meeting (as defined in the Purchase Agreement) is delayed, one hundred and twenty (120) days plus the number of days of such delay after the date hereof.

     "Permitted Transferee" shall mean, with respect to any person, any other person.

     "person" shall mean any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

     "Preferred  Stock  Director"  shall have the  meaning  set forth in Section
7(b).

     "Previously Issued Warrant" shall mean the warrant, dated as of April 10, 2000, issued by the Company in favor of the Purchaser for 100,000 shares of Common Stock.

     "Pro Rata Amount" shall mean, at any time, with respect to any holder of shares of Series B Preferred Stock, the ratio of (i) the number of shares of Common Stock held by such holder (on a fully-diluted basis), to (ii) the total number of shares of Common Stock of the Company outstanding (on a fully-diluted basis), in the case of both clauses (i) and (ii), including all outstanding securities convertible into or exchangeable or exercisable for Common Stock on an as-converted or exercised basis (including, but not limited to, the Series B Preferred Stock and outstanding options and warrants exercisable for Common Stock).

     "Purchase Agreement" shall mean the Purchase Agreement, dated as of April 13, 2000, by and between the Company and the Purchaser.

     "Purchaser" shall mean Koninklijke Ahold N.V., a public company with limited liability incorporated under the laws of the Netherlands.

     "Redemption Date" shall have the meaning set forth in Section 5.

     "Redemption Price" shall have the meaning set forth in Section 5.

     "Registration   Rights  Agreement"  shall  mean  the  registration   rights
agreement to be entered into by the Company and the Purchaser pursuant to the Purchase Agreement.

     "Requisite Holders" shall mean the holders of at least a majority of the then outstanding Shares.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Series B Preferred Stock" shall mean the Series B Preferred Stock authorized hereby.

     "Shares" shall mean, collectively, shares of converted Common Stock and shares of Series B Preferred Stock. Whenever this Certificate refers to a number or percentage of Shares, such number or percentage shall be calculated as if, immediately prior to such calculation, all shares of Series B Preferred Stock and all other convertible or exchangeable securities and all warrants and options held by the Purchaser and its Permitted Transferees had been converted into shares of Common Stock in accordance with their terms, regardless of the existence of any restrictions on such conversion or exercise.

     "Stockholder   Approval"   shall  mean  the   approval  by  the   Company's
stockholders of the issuance of all shares of Series B Preferred Stock and Warrants pursuant to the Purchase Agreement.

     "subsidiary" means, with respect to any person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a subsidiary of such person, or by such person and one or more subsidiaries of such person, (b) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (c) any other person (other than a corporation) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest, (ii) the power to elect or direct the election of the directors or other governing body of such person, or (iii) the power to direct or cause the direction of the affairs or management of such person. For purposes of this definition, a person is deemed to own any capital stock or other ownership interest if such person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

     "Subsidiary" shall mean a subsidiary of the Company.

     "Ten Day Average" means, with respect to any prices and in connection with the calculation of Fair Market Value, the average of such prices over the ten consecutive Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined.

     "Voting Agreements" shall have the meaning set forth in the Purchase Agreement.

     "Warrants" shall have the meaning set forth in the Purchase Agreement.

     Section 3. Dividends. (a) The holders of the outstanding shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, cumulative dividends, accumulating on a daily basis at the Dividend Rate from the Original Issuance Date for such shares through and including the date on which such dividends are paid. The "Dividend Rate" shall be (i) if either Stockholder Approval or HSR Approval has not been obtained prior to the Outside Date or there shall exist any Event of Non-Compliance, in each case, 12.5% per annum for all quarterly dividend periods commencing on or after the Outside Date and ending on or before the date, if any, on which both Stockholder Approval and HSR Approval have been obtained or, as the case may be, commencing on the date of the occurrence of such Event of Non-Compliance and ending on the date that such Event of Non-Compliance is cured and (ii) for all other quarterly dividend periods, 8% per annum. The amount of any dividends per share of Series B Preferred Stock for any full quarterly period shall be computed by multiplying the Dividend Rate for such quarterly dividend period by the Liquidation Preference per share and dividing the result by four. Dividends payable on the shares of Series B Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period less than one month.

     (b) Dividends shall be payable in arrears on the last day of each of March, June, September and December, commencing on June 30, 2000; provided that: (i) if any such payment date is not a Business Day, then such dividend shall be payable on the next Business Day, and (ii) accumulated and unpaid dividends for any prior quarterly period may be paid at any time. Dividends shall accumulate on shares of Series B Preferred Stock from their Original Issuance Date and be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Each such dividend shall be paid to the holders of record of the Series B Preferred Stock as they shall appear on the stock register of the Company on such record date, not exceeding forty-five (45) days nor less than ten (10) days preceding any dividend payment date, as shall be fixed by the Board of Directors of the Company or a duly authorized committee thereof.

     (c) [intentionally omitted]

     (d) Holders of shares of the Series B Preferred Stock shall be entitled to full cumulative dividends, as herein provided, on the Series B Preferred Stock and no additional amounts, except as set forth in paragraph (g) below. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

     (e) Unless and until full cumulative dividends on the shares of Series B Preferred Stock in respect of all past quarterly dividend periods have been paid, and the full amount of dividends on the shares of Series B Preferred Stock in respect of the then current quarterly dividend period shall have been or are contemporaneously declared in full and sums set aside for the payment thereof,
(i) no dividends shall be paid or declared or set aside for payment or other distribution upon the Common Stock, or any other capital stock of the Company ranking junior to the Series B Preferred Stock as to dividends (together with the Common Stock, "Junior Stock"), other than in shares of, or warrants or rights to acquire, Junior Stock; and (ii) no shares of Junior Stock or any other Securities of the Company or any warrants, rights, calls or options (other than any cashless exercises of options or option buybacks) exercisable for or convertible into a share of Junior Stock or any other Securities of the Company shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company or any Subsidiary (except by conversion into or exchange for shares of Junior Stock).

     (f) The terms "accumulated dividends," "accrued dividends," "dividends accumulated," "dividends accrued" and "dividends in arrears," whenever used herein with reference to shares of Series B Preferred Stock shall be deemed to mean an amount which shall be equal to dividends thereon at the Dividend Rate per share from the date or dates on which such dividends commence to accumulate to the end of the then current quarterly dividend period for such Preferred Stock (or, in the case of redemption, to the date of redemption), whether or not earned or declared and whether or not assets for the Company are legally available therefor, and if full dividends are not declared or paid, then such dividends shall cumulate, with additional dividends thereon, compounded quarterly, at the Dividend Rate, for each quarterly period during which such dividends remain unpaid, less the amount of all such dividends paid, or declared in full and sums set aside for the payment thereof, upon such shares of Series B Preferred Stock.

     (g) In the event any dividends are declared or paid with respect to the Common Stock or any Junior Stock, the holders of the Series B Preferred Stock as of the record date established by the Board of Directors for such dividend shall be entitled to receive as additional dividends (the "Additional Dividends") an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends that such holder would have received had the Series B Preferred Stock been converted into Common Stock as of the date immediately prior to the record date of such dividend, such Additional Dividends to be payable on the payment date of the dividend established by the Board of Directors (the "Additional Dividend Payment Date"). The record date for any such Additional Dividends shall be the record date for the applicable dividend, and any such Additional Dividends shall be payable to the persons in whose name this Series B Preferred Stock is registered at the close of business on the applicable record date.

     (h) Notwithstanding anything to the contrary herein, in the event any conversion, redemption or liquidation occurs as of a date other than on a dividend payment date, the holders of Series B Preferred Stock shall be paid a pro rata dividend equal to the dividend payable for that quarterly dividend period multiplied by a fraction, the numerator of which is the number of days that have elapsed since the last dividend payment date and the denominator of which is the number of days in the quarterly dividend period in which the conversion, redemption or liquidation occurs.

     (i) Immediately prior to authorizing or making any distribution in redemption or liquidation with respect to the Series B Preferred Stock (other than a purchase or acquisition of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Stock), the Board of Directors shall, to the extent of any funds legally available therefor, declare a dividend on the Series B Preferred Stock payable on the distribution date in an amount equal to any accumulated and unpaid dividends on the Series B Preferred Stock as of such date.

     Section 4. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series B Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to the greater of (a) $100 per share of Series B Preferred Stock (the "Liquidation Preference") plus the amount of any accumulated and unpaid dividends as of such date, calculated pursuant to Section 3 hereinabove, or (b) the amount that holders of the Series B Preferred Stock would be entitled to receive if they had converted all of their shares of Series B Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up. Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series B Preferred Stock. If upon any such liquidation, dissolution or winding up of the Company the assets available for payment of the Liquidation Preference are insufficient to permit the payment to the holders of the Series B Preferred Stock of the full preferential amounts described in this paragraph, then all the remaining available assets shall be distributed among the holders of the then outstanding Series B Preferred Stock pro rata according to the number of then outstanding shares of Series B Preferred Stock held by each holder thereof. The merger or consolidation of the Company shall be considered a liquidation, dissolution or winding up of the Company for purposes of this Section 4 (unless in connection therewith the liquidation of the Company is specifically approved).

     Section 5. Mandatory Redemption. On the eighth anniversary of the date hereof (the "Redemption Date"), the Company shall redeem for cash all shares of Series B Preferred Stock that are then outstanding and any shares of Series B Preferred Stock then issuable in respect of accumulated but unpaid dividends, in each case, at a redemption price per share equal to the Liquidation Preference thereof plus the amount of any accumulated and unpaid dividends as of such date ("Redemption Price"). Not more than sixty (60) nor less than thirty (30) days prior to the Redemption Date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Series B Preferred Stock, at such holder's address as it shall appear upon the stock transfer books of the Company on such date. Each such notice of redemption shall be irrevocable and shall specify the date that is the Redemption Date, the Redemption Price, the identification of the shares to be redeemed, the place or places of payment and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series B Preferred Stock to be redeemed and that dividends on the shares of the Series B Preferred Stock cease to accumulate on the Redemption Date. On or after the Redemption Date, each holder of shares of Series B Preferred Stock shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price in the manner set forth in the notice. If, on the Redemption Date, funds in cash in an amount sufficient to pay the aggregate Redemption Price for all outstanding shares of Series B Preferred Stock shall be available therefor and shall have been irrevocably set aside and deposited with a bank or trust company in trust for purposes of payment of such Redemption Price, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price upon surrender of their certificates therefor) shall terminate. If at the Redemption Date, the Company does not have sufficient funds legally available to redeem all the outstanding shares of Series B Preferred Stock, the Company shall take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, and the Company shall purchase as many shares of Series B Preferred Stock as it may legally redeem, ratably from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of Series B Preferred Stock as it legally may until it has redeemed all of the outstanding shares of Series B Preferred Stock.

     Section 6. Optional Redemption.

     (a) Change of Control. In the event that any Change of Control shall occur at any time while any shares of Series B Preferred Stock are outstanding, each holder of Series B Preferred Stock shall have the right to give notice that it is exercising a Change of Control election (a "Change of Control Election"), with respect to all or any number of such holder's shares of Series B Preferred Stock, during the period (the "Exercise Period") beginning on the 10th day and ending on the 30th day after the date of such Change of Control. Upon any such election, the Company shall redeem for cash each of such holder's shares to the extent permitted by applicable law, at a redemption price per share equal to the Liquidation Preference thereof plus the amount of accumulated and unpaid dividends as of the date of redemption, plus an amount per share equal to the dividends that would have accumulated on the Series B Preferred Stock, at the Dividend Rate then in effect, from the date of redemption to and including the fifth anniversary of April 14, 2000 (the "Change of Control Redemption Price").

     (b) On or before the tenth (10th) day after a Change of Control, the Company shall mail to all holders of record of the Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Company as of such date, a notice disclosing (i) the Change of Control, (ii) the Change of Control Redemption Price per share of the Series B Preferred Stock applicable hereunder, and (iii) the procedure which the holder must follow to exercise the redemption right provided above. To exercise the Change of Control Election, if applicable, a holder of the Series B Preferred Stock must deliver during the Exercise Period written notice to the Company (or an agent designated by the Company for such purpose) of the holder's exercise of the Change of Control Election, accompanied by each certificate evidencing shares of the Series B Preferred Stock with respect to which the Change of Control Election is being exercised, duly endorsed for transfer. On or prior to the fifth (5th) Business Day after expiration of the Exercise Period, the Company shall accept for payment all shares of Series B Preferred Stock properly surrendered to the Company (or an agent designated by the Company for such purpose) during the Exercise Period for redemption in connection with the exercise of the Change of Control Election and shall cause payment to be made in cash for such shares of Series B Preferred Stock. If at the time of any Change of Control, the Company does not have sufficient capital and surplus legally available to purchase all of the outstanding shares of Series B Preferred Stock, the Company shall take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, and the Company shall offer in its written notice of such Change of Control to purchase as many shares of Series B Preferred Stock as it has capital and surplus legally available therefor, ratably from the holders thereof in proportion to the total number of shares tendered, and shall thereafter from time to time, as soon as it shall have capital and surplus legally available therefor, offer to purchase as many shares of Series B Preferred Stock as it has capital and surplus available therefor until it has offered to purchase all of the outstanding shares of Series B Preferred Stock.

     (c) Optional Redemption by Company. At any time after the eighth anniversary of April 14, 2000, the Company may, upon sixty (60) days notice to the holders of the Series B Preferred Stock, redeem all, but not less than all, of the then outstanding shares of Series B Preferred Stock for cash in an amount per share equal to 103% of the Redemption Price.

     (d) Status of Redeemed Shares. Any shares of Series B Preferred Stock which shall at any time have been redeemed pursuant to Section 5 or 6 hereof shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series.

     Section 7. Voting Rights. (a) Except as otherwise provided by applicable law and in addition to any voting rights provided by law, the holders of Series B Preferred Stock:

          (i) shall be entitled to vote together with the holders of the Common Stock as a single class on all matters submitted for a vote of holders of Common Stock;

          (ii) shall have such other voting rights as are specified in the Certificate of Incorporation or as otherwise provided by Delaware General Corporation Law; and

          (iii) shall be entitled to receive notice of any stockholders' meeting in accordance with the Certificate of Incorporation and Bylaws of the Company.

     Each share of Series B Preferred Stock shall entitle the holder thereof to cast one vote for each vote that such holder would be entitled to cast had such holder converted its Series B Preferred Stock into shares of Common Stock as of the date immediately prior to the record date for determining the stockholders of the Company eligible to vote on any such matter.

     (b) In addition to the other voting rights set forth herein, for so long as the Purchaser shall own at least one share of Series B Preferred Stock and the Purchaser and its Permitted Transferees collectively hold a number of Shares that equals or exceeds the following percentages, the following provisions shall apply:

          (i) The holders of Series B Preferred Stock shall have the exclusive right, voting as a single class, to elect the following number of directors to serve on the Board of Directors (each such director is referred to as a "Preferred Stock Director") in the event that the Purchaser and its
     Permitted Transferees collectively beneficially own securities of the Company that constitute, or if converted into Common Stock would constitute the following percentages of the aggregate issued and outstanding Common
     Stock: (w) less than 10%, no Preferred Stock Directors; (x) at least 10% but no more than 33-1/3%, three (3) Preferred Stock Directors (for the purposes of this clause (x), the Previously Issued Warrant and the Warrants shall be included in the calculation of the Purchaser's beneficial ownership); (y) at least 33-1/3% but no more than 70%, six (6) Preferred Stock Directors (for the purposes of this clause (y), the Previously Issued Warrant and the Warrants shall be included in the calculation of the
     Purchaser's beneficial ownership); and (z) at least 70%, seven (7) Preferred Stock Directors (for the purposes of this clause (z), the Previously Issued Warrant and the Warrants shall not be included in the calculation of the Purchaser's beneficial ownership); provided that, so long as any loans or commitments made to the Company by the holders of Series B Preferred Stock or any of their respective affiliates are outstanding, the holders of Series B Preferred Stock shall have the exclusive right, voting as a single class, to elect three (3) Preferred Stock Directors. In any such election the holders of Series B Preferred Stock shall be entitled to cast one vote per share of Series B Preferred Stock held of record on the record date for the determination of the holders of Series B Preferred Stock entitled to vote on such election. Each of the initial Preferred Stock Directors shall be appointed by the Board of Directors on or before April 14, 2000 and shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class; and thereafter the Preferred Stock Directors shall be elected at the same time as the other directors of the same class are elected. The Preferred Stock Directors shall serve until the annual meeting of stockholders of the Company at which the term of other directors of the same class expire or until their respective successors shall be elected and shall qualify. Any Preferred Stock Director may be removed by, and shall not be removed other than by, the vote of the Requisite Holders, at a vote of the holders of then outstanding shares of Series B Preferred Stock, voting as a separate class, at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation and Bylaws of the Company. If for any reason a vacancy exists in the Preferred Stock Directors, by reason of death, resignation, retirement, disqualification, removal or otherwise, such vacancy shall be filled by the holders of the Series B Preferred Stock voting as a separate class in accordance with the voting procedures set forth in this Section 7(b). The Preferred Stock Directors shall be appointed by the Board of Directors to serve on each committee of the Board of Directors in at least the same proportions that the number of Preferred Stock Directors bears to the total number of directors then comprising the Board of Directors.

          (ii) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, without approval of the Requisite holders, voting as a separate class, take action (or fail to take action) prohibited by the Purchase Agreement.

     Section 8. Conversion Rights.

     (a) General.  Subject to and upon  compliance  with the  provisions of this
Section 8, the holders of the shares of Series B Preferred Stock shall be entitled, at their option, at any time prior to the date fixed for redemption of such shares, to convert all or any such shares of Series B Preferred Stock into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share). The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be determined by dividing (i) the Liquidation Preference of such Series B Preferred Stock (including shares issuable in respect of accumulated but unpaid dividends), plus the amount of any accumulated but unpaid dividends as of the Conversion Date by (ii) the Conversion Price in effect at the close of business on the Conversion Date (determined as provided in this Section 8).

     (b) Conversion Price. The conversion price (the "Conversion Price") shall initially be $3.75 per share of Preferred Stock, subject to adjustment from time to time in accordance with Section 8(d).

     (c) Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock to be issued and which shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional share in an amount equal to the product of such fraction multiplied by the Fair Market Value of one share of Common Stock on the Conversion Date.

     (d) Adjustments to Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

          (i) Upon Issuance of Common Stock. If the Company shall, at any time or from time to time after April 14, 2000, issue any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, other than Series B Preferred Stock or Excluded Securities, without consideration or for consideration per share less than either (x) the Conversion Price in effect immediately prior to the issuance of such Common Stock or securities or (y) the Daily Market Price of the Common Stock on the Business Day on which the pricing of such issuance occurs, then the Conversion Price shall forthwith be adjusted to a price equal to the lower of (I) the Conversion Price in effect immediately prior thereto, or (II) the lowest consideration per share for which such shares of Common Stock or such options, rights or convertible or exchangeable securities are issued (plus the additional consideration required to be paid upon exercise, exchange or conversion of such options, rights or convertible or exchangeable securities).

          (ii) Upon Acquisition of Common Stock. If the Company or any Subsidiary shall, at any time or from time to time after April 14, 2000, directly or indirectly, redeem, purchase or otherwise acquire (x) any shares of Common Stock for a consideration per share greater than the Fair Market Value of the Common Stock immediately prior to such event, or (y) any options to purchase or rights to subscribe for Common Stock, any securities by their terms convertible into or exchangeable for Common Stock (other than shares of Series B Preferred Stock that are redeemed according to their terms), or any options to purchase or rights to subscribe for such convertible or exchangeable securities, in either case, for a consideration per share of Common Stock for which such options, rights or convertible or exchangeable securities are exercisable, convertible or exchangeable, that is greater than the amount, if any, by which the Fair Market Value of Common Stock immediately prior to such event exceeds the per share exercise, exchange, subscription, conversion or purchase price applicable to such options, rights or convertible or exchangeable securities, then, in the case of (x) or (y), the Conversion Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

               (A) the Conversion Price in effect immediately prior to such event, by

               (B) a fraction of which (x) the denominator shall be the Fair Market Value per share of Common Stock immediately prior to such event and (y) the numerator shall be the result of dividing:

               a) (1) the product of (A) the number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such event and (B) the Fair Market Value per share of Common Stock, in each case immediately prior to such event, minus
                    (2) the aggregate consideration paid by the Company in such event, by

               b) the number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such event, minus the number of shares of Common Stock purchased or acquired, or for which options, rights or convertible or exchangeable securities purchased or acquired were exercisable, convertible or exchangeable.

               For purposes of this Section 8(d), "fully diluted basis" shall be determined in accordance with the treasury method of GAAP and paragraph (iii) of this Section 8(d).

               (iii) For the purposes of any adjustment of a Conversion Price pursuant to paragraphs (i) and (ii) of this Section 8(d), the following provisions shall be applicable:

                    (1) In the case of the  issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

                    (2) In the  case  of the  issuance  of  Common  Stock  for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair
               Market Value thereof as determined in accordance with the Appraisal Procedure.

                    (3) In the case of the  issuance  of options to  purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, except for Shares of Series B Preferred Stock or options to acquire Excluded Securities:

                    (a) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (1) and (2) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                    (b) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange of any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights
                         (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraphs (1) and (2) above);

                    (c) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change;

                    (d) upon the expiration of any such options or the termination of any rights, convertible securities or exchangeable securities, the applicable Conversion Price shall forthwith be readjusted to such Conversion Price as would have been in effect at the time of such expiration or termination had such options, rights, convertible securities or exchangeable securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; and

                    (e) no further adjustment of the Conversion Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

          (iv) Upon Stock Dividends, Subdivisions or Splits. If, at any time after April 14, 2000, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of Series B
     Preferred Stock shall be increased in proportion to such increase in outstanding shares.

          (v) Upon Combinations. If, at any time after April 14, 2000, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

          (vi) Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), each share of Series B Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such Series B Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers.

          Notwithstanding anything contained in this Certificate of Designations to the contrary, in the event that the Company shall effect any of the transactions described in this clause (vi), each person (other than the Company) which may be required to issue a new share of Series B Preferred Stock as provided above, shall assume by written instrument delivered to, and reasonably satisfactory to, the Requisite Holders (i) the obligations of the Company under this Certificate of Designations (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Certificate of Designations) and (ii) the obligation to deliver to all holders of Series B Preferred Stock such new share of Series B Preferred Stock as, in accordance with the foregoing provisions of this clause (vi), such holders of Series B Preferred Stock may be entitled to receive, and such person shall have similarly delivered to such holders of Series B Preferred Stock an opinion of counsel for such person, which counsel shall be reasonably satisfactory to the Requisite Holders, stating that this Certificate of Designations shall thereafter continue in full force and effect and that the terms hereof (including, without limitation, all of the provisions of this clause (vi), shall be applicable to the stock, securities, cash or property which such person may be required to deliver upon any conversion of any of the Series B Preferred Stock or such new share of Series B Preferred Stock or the exercise of any right pursuant hereto.

          (vii) Deferral in Certain Circumstances. In any case in which the provisions of this Section 8(d) shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event (1) issuing to the holder of any Series B Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event and issuing to such holder only the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (2) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 8(c) above; provided, however, that the Company shall deliver to such holder an appropriate instrument or due bills evidencing such holder's right to receive such additional shares and such cash.

          (viii) Other Anti-Dilution Provisions. (1) If the Company has issued or issues any securities on or after April 14, 2000 containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in this Section 8(d), such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth in this Certificate of Designations and, to the extent inconsistent with any provision of this Certificate of Designations, shall be deemed to be substituted therefor; or (2) if any event occurs as to which the foregoing provisions of this Section 8(d) are not strictly applicable or, if strictly applicable, would not fairly and adequately protect the conversion rights of the holders of the Series B Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of
     Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price or decreasing the number of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock.

          (ix) Appraisal Procedure.  In any case in which the provisions of this
     Section 8(d) shall necessitate that the Appraisal Procedure be utilized for purposes of determining an adjustment to the Conversion Price, the Company may defer until the completion of the Appraisal Procedure and the determination of the adjustment (1) issuing to the holder of any share of Series B Preferred Stock converted after the date of the event that requires the adjustment and before completion of the Appraisal Procedure and the determination of the adjustment, the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event and issuing to such holder only the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (2) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 8(c) above; provided, however, that the Company shall deliver to such holder an appropriate instrument or due bills evidencing such holder's right to receive such additional shares and such cash.

          (x) Exceptions. Section 8(d) shall not apply to (1) any issuance of Common Stock upon exercise of any options or warrants outstanding on the date hereof, (2) the issuance of shares of Common Stock in an aggregate amount not to exceed 500,000 shares to McLane Group, L.P., (3) the issuance of shares of Common Stock in an aggregate amount not to exceed 2,600,000 shares upon exercise of options or warrants that have been approved by the Board of Directors, or any issuance of such options or warrants, (4) shares of Common Stock issued pursuant to the Company's current employee stock purchase plan in an amount not to exceed 114,000 shares (the securities referred to in clauses (1), (2), (3) and (4) being collectively referred to as "Excluded Securities"), or (5) any issuance of Common Stock in a widely distributed underwritten public offering at a price per share at least equal to the Conversion Price then in effect if the underwriting discount does not exceed 7%.

          (xi) On the Outside Date, in the event that the Company shall not have obtained the HSR Approval, the Conversion Price shall be reduced to an amount equal to 50% of the Conversion Price in effect immediately prior to the Outside Date.

     Notwithstanding the foregoing, in the case of shares of Series B Preferred Stock called for redemption, conversion rights will expire at the close of business on the redemption date unless the Company defaults in making the payment due upon redemption.

     (e) Exercise of Conversion Privilege. In order to exercise the conversion privilege, the holder of any share of Series B Preferred Stock shall surrender the certificate evidencing such share of Series B Preferred Stock, duly endorsed or assigned to the Company in blank, at any office or agency of the Company maintained for such purpose, accompanied by written notice to the Company at such office or agency that the holder elects to convert such Series B Preferred Stock or, if less than the entire amount thereof is to be converted, the portion thereof to be converted. Series B Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date (the "Conversion Date") of surrender of such shares of Series B Preferred Stock for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such shares of Series B Preferred Stock as a holder shall cease, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver at any office or agency of the Company maintained for the surrender of Series B Preferred Stock a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 8(c). In the case of any certificate evidencing shares of Series B Preferred Stock which is converted in part only, upon such conversion the Company shall execute and deliver a new certificate evidencing the number of shares of Series B Preferred Stock that are not converted.

     (f) Notice of Adjustment of Conversion Price. Whenever the Conversion Price is adjusted as herein provided:

          (i) the Company shall compute the adjusted Conversion Price in accordance with Section 8(d) and shall prepare a certificate signed by the Company's independent accounting firm setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose for conversion of shares of Series B Preferred Stock; and

          (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be prepared by the Company and, as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to all holders of Series B Preferred Stock at their last addresses as they shall appear in the stock register.

     (g) Notice of Certain Corporate Action.

     In case:

          (i) the Company shall take an action, or an event shall occur, that would require a Conversion Price adjustment pursuant to Section 8(d);

          (ii) the Company shall grant to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class;

          (iii) of any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company;

          (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (v) the Company or any Subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then the Company shall cause to be filed at each office or agency maintained for such purpose, and shall cause to be mailed to all holders of Series B Preferred Stock at their last addresses as they shall appear in the stock register, at least 30 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series B Preferred Stock. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (i) through (v) of this Section 8(g).

     (h) Company to Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock or out of the Common Stock held in treasury, for the purpose of effecting the conversion of Series B Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series B Preferred Stock. Before taking any action that would cause an adjustment reducing the conversion price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series B Preferred Stock, the Company will take any corporate action that, in the opinion of its counsel, is necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted conversion price.

     (i) Taxes on Conversions. The Company will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share(s) of Series B Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

     Section 9. Preemptive Rights. (a) Each holder of Series B Preferred Stock shall have the right to purchase its Pro Rata Amount of any New Securities that the Company may, from time to time, propose to sell and issue. In the event the Company proposes to issue any New Securities, it shall give all holders of Series B Preferred Stock written notice, at their last addresses as they shall appear in the stock register, at least 20 Business Days before such issuance, describing the type of New Securities, the price and number of shares (or principal amount) and the general terms upon which the Company proposes to issue the same. Each such holder shall have 20 Business Days from the date of receipt of any such notice to agree to purchase up to the amount of New Securities equal to such holder's Pro Rata Amount of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company, at its principal office or such other address as may be specified by the Company in its written notice to the holders, of such holder's intention to purchase such New Securities at the initial closing of the sale of New Securities and the number of such New Securities that such holder intends to purchase.

     (b) In the event a holder of Series B Preferred Stock fails to exercise in full its right of participation within said 20 Business Day period as set forth in Section 9(a) above, the Company shall have thirty (30) days thereafter to sell additional amounts of New Securities respecting which such holder's option was not exercised, at the price and upon the terms specified in the Company's notice. The Company shall not issue or sell any additional amounts of New Securities after the expiration of such 30-day period without first offering such securities to the holders of Series B Preferred Stock in the manner provided above.

     (c) The rights set forth in this Section 9, including the notice provisions relating thereto, may be waived by the Requisite Holders.

     Section 10. Event of Non-Compliance. Upon the occurrence of any Event of Non-Compliance, the Company shall give the holders of Series B Preferred Stock prompt notice of such occurrence and shall use reasonable commercial efforts to cure promptly such Event of Non-Compliance.

     Section 11. Indemnification and Insurance. (a) The Company shall indemnify its directors to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director of the Company and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any director (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Section 11 shall include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The rights to indemnification and to the advance of expenses conferred in this Section 11 shall not be exclusive of any other right which any person may have or hereafter acquire under the Company's Certificate of Incorporation or Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Section 11 or this Certificate of Designations shall not adversely affect any rights to indemnification and to the advancement of expenses of a director of the Company existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

     (b) The Company shall purchase and maintain insurance on behalf of any person who is or was a director of the Company against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of Section 11(a). Such insurance shall be in amounts and on other terms as are customary for corporations similar in size to the Company.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by ________________, its _________, and attested by ___________, its Secretary, this ____ day of __________, 2000.



                                            By:_________________________________
                                               Name:
                                               Title:



Attested:


By:_________________________
   Secretary